Exhibit 5.1

                              July 16, 1999

Neff Corp.
3750 NW 87th Avenue
Suite 400
Miami, Florida  33178

Ladies and Gentlemen:

     We have acted as special counsel for Neff Corp., a Delaware corporation (the "Company"), in connection with the registration, pursuant to a Registration Statement on Form S-8 (the "Registration Statement") of 2,000,000 shares of the Company's Class A Common Stock, par value $0.01 per share ("Common Stock") issuable upon exercise of options or awards which have been or may be granted under the Company's 1999 Stock Incentive Plan (the "1999 Plan") and the Company's 1998 Stock Incentive Plan, (the "1998 Plan," and together with the 1999 Plan, the "Plans"). All assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy or such assumptions or items relied upon.

     On May 24, 1999, the Company's shareholders approved the 1999 Plan, which had been adopted by the Company's Board of Directors as of April 6, 1999. On May 20, 1998, the Company's shareholders approved the 1998 Plan, which had also been adopted by the Company's Board of Directors on May 20, 1998.

     This opinion is delivered to you pursuant to Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended. All assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumption or items relied upon.

     In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company and its subsidiaries, such certificates of public officials, officers or other representatives of the Company and its subsidiaries and other persons and such other documents and (iii) reviewed such information from officers and representatives of the Company and others as we have deemed necessary or appropriate for the purposes of this opinion.

     In all our examinations, we have assumed the legal capacity of all natural persons executing documents (other than the capacity of officers of the Company executing documents in such capacity), the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assumed the accuracy of, certificates and oral or written statements and other information of or from public officials, officers or other representatives of the Company and others and assume compliance on the part of all parties to a document with their covenants and agreements contained therein. Insofar as statements herein are based upon our knowledge, such phrase means and is limited to the conscious awareness of facts or other information by lawyers in this firm who gave substantive attention to representation of the Company in connection with the Plans.

     Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

     The shares of Common Stock, when issued, delivered and paid for (with the consideration received by the Company being not less than the par value thereof) in accordance with the Plans and any agreement applicable to such shares, will be validly issued, fully paid and non-assessable.

     The opinions expressed herein are limited to the General Corporation Law of the State of Delaware, as currently in effect. The opinions expressed herein are given as of the date hereof, and we undertake no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof or for any other reason.

     The opinions expressed herein are solely for your benefit and may not be relied on in any manner or for any purpose by any other person or entity and may not be quoted in whole or in part without our prior written consent.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement relating to the registration of the shares. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                        Very truly yours,

                        FRIED, FRANK, HARRIS, SHRIVER & JACOBSON



                        By:  /s/ Stephen I. Glover
                        ------------------------------------------
                        Stephen I. Glover